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                                                                     EXHIBIT 4.2




                                                                  EXECUTION COPY

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                                 $1,000,000,000

                 4 7/8% CONVERTIBLE SUBORDINATED NOTES DUE 2007

                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of December 8, 1999

                                  by and among

                       ECHOSTAR COMMUNICATIONS CORPORATION

                                       and

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


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         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of December 8, 1999 by and among EchoStar Communications Corporation, a Nevada corporation (the "COMPANY"), and Donaldson, Lufkin & Jenrette Securities Corporation, Banc of America Securities LLC, Bear, Stearns & Co Inc., Lehman Brothers Inc. ING Barings Furman Selz LLC and CIBC World Markets Corp., (each an "INITIAL PURCHASER" and collectively, the "INITIAL PURCHASERS"). The Company proposes to issue and sell to the Initial Purchasers (the "INITIAL PLACEMENT") $750,000,000 in aggregate principal amount of its 4 7/8% Convertible Notes due 2007 (the "FIRM NOTES"). The Company also proposes to issue and sell to the Initial Purchasers not more than $250,000,000 principal amount of its 4 7/8% Convertible Subordinated Notes due 2007 (the "ADDITIONAL NOTES" and, together with the Firm Notes, the "NOTES"). As an inducement to the Initial Purchasers to enter into the purchase agreement, dated as of December 2, 1999 (the "PURCHASE AGREEMENT"), and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company agrees with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Notes whose names appear in the register maintained by the Registrar in accordance with the provisions of the Indenture (as defined in Section 1 hereof) (including the Initial Purchasers), as follows:

SECTION 1. DEFINITIONS

         Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "AFFILIATE" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGREEMENT" means this Registration Rights Agreement.

         "CLOSING DATE" has the meaning set forth in the Purchase Agreement.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the class A common stock of the Company, par value $0.01 per share, issuable upon the conversion of the Notes.

         "COMPANY" means EchoStar Communications Corporation.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "HOLDER" has the meaning set forth in Section 2 hereof.


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         "INDENTURE" means the Indenture, dated as of December 8, 1999, between the Company and the Trustee, relating to the Notes, as the same may be amended from time to time in accordance with the terms thereof.

         "INITIAL PLACEMENT" has the meaning set forth in the preamble hereto.

         "INITIAL PURCHASERS" means, collectively, Donaldson, Lufkin & Jenrette Securities Corporation, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Lehman Brothers Inc., ING Barings Furman Selz LLC and CIBC World Markets Corp.

         "LOSSES" has the meaning set forth in Section 7(d) hereof.

         "MAJORITY HOLDERS" means the Holders of a majority of the aggregate principal amount of securities registered under a Shelf Registration Statement.

         "NOTES" has the meaning set forth in the preamble hereto.

         "PROSPECTUS" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of Transfer Restricted Securities covered by such Shelf Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

         "SHELF REGISTRATION" means a registration effected pursuant to Section 3 hereof.

         "SHELF REGISTRATION PERIOD" has the meaning set forth in Section 3 hereof.

         "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof that covers some or all of the Transfer Restricted Securities as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, and in each case, including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "SUPPLEMENT DELAY PERIOD" means any period commencing on the date of receipt by a Holder of Transfer Restricted Securities of any notice from the Company of the existence of any fact or event of the kind described in Section 4(b)(2) hereof and ending on the date of receipt by such Holder of an amended or supplemented Shelf Registration Statement or Prospectus, as contemplated by
Section 4(h) hereof, or the receipt by such Holder of written notice from the Company (the "ADVICE") that the use of the Prospectus may be resumed, and the receipt of copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

         "TRANSFER RESTRICTED SECURITIES" means each Note and the Common Stock issuable upon conversion thereof until (i) the date on which such Note or the Common Stock issuable upon conversion thereof has been effectively registered under the Act and disposed of in


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accordance with the Shelf Registration Statement, (ii) the date on which such
Note or Common Stock issuable upon conversion thereof is distributed to the public pursuant to Rule 144 under the Act (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) under the Act or (iii) the date on which such Note (A) is converted into Common Stock in accordance with the terms and provisions of the Indenture or (B) otherwise ceases to be outstanding.

         "TRUSTEE" means the trustee with respect to the Notes under the Indenture.

         "UNDERWRITER" means any underwriter of Notes in connection with an offering thereof under a Shelf Registration Statement.

SECTION 2. HOLDERS

         A person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such person becomes the registered holder of such Transfer Restricted Securities under the Indenture and includes broker-dealers that hold Transfer Restricted Securities (i) as a result of market making activities and other trading activities and (ii) which were acquired directly from the Company or an Affiliate.

SECTION 3. SHELF REGISTRATION

         The Company shall within 90 days of the date of original issuance of the Notes, file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective under the Act on or prior to 270 days (plus any additional days allowed as a result of a Supplement Delay Period) after the date of original issuance of the Notes, a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement.

         The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date of original issuance of the Notes or such shorter period that will terminate when
(i) all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (ii) the date on which, in the opinion of counsel to the Company, all of the Transfer Restricted Securities then held by the Holders may be sold by such Holders in the public United States securities markets in the absence of a registration statement covering such sales or (iii) the date on which there ceases to be outstanding any Transfer Restricted Securities (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law, (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(h) hereof, if applicable or (iii) such action is taken because of any fact or circumstance giving rise to a Supplement Delay Period.


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SECTION 4. REGISTRATION PROCEDURES

         In connection with any Shelf Registration Statement, the following provisions shall apply:

         (a) The Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         (b) (1) The Company shall advise the Initial Purchasers and the Holders of Transfer Restricted Securities named in any Shelf Registration Statement, and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective.

             (2) The Company shall advise the Initial Purchasers and the Holders of Transfer Restricted Securities named in any Shelf Registration Statement, which have provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing:

             (i) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

             (ii) of the initiation by the Commission of proceedings relating to a stop order suspending the effectiveness of the Shelf Registration Statement;

             (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement;

             (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

             (v) of the existence of any fact and the happening of any event (including, without limitation, pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event which would require additional disclosure of material non-public information by the Company in the Shelf Registration Statement as to which the Company has a bona fide business purpose for preserving confidential or which renders the Company unable to comply with Commission requirements) that, in the opinion of the Company, makes untrue any statement of a material fact made in its Shelf Registration Statement, the Prospectus or any amendment or supplement thereto or any document incorporated by reference therein or requires the making of any changes in the Shelf


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         Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, provided, that the foregoing obligation shall only arise if the Company has been notified by the Trustee or Transfer Agent that the Shelf Registration Statement is being used to effect transfers of Transfer Restricted Securities as provided by Section 4(o) below.

         Such advice may be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made.

         (c) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

         (d) The Company shall use its best efforts to furnish to each selling Holder named in any Shelf Registration Statement who so requests in writing and who has provided to the Company an address for notices, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and, if the Holder so requests in writing, all exhibits and schedules (including those incorporated by reference).

         (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities named in any Shelf Registration Statement and who has provided to the Company an address for notices, without charge, as many copies of the Prospectus (including each preliminary Prospectus) contained in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; subject to any notice by the Company in accordance with Section 5(b) hereof, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders for the purposes of offering and resale of the Transfer Restricted Securities covered by the Prospectus in accordance with the applicable regulations promulgated under the Act.

         (f) Prior to any offering of Transfer Restricted Securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of Transfer Restricted Securities named therein and their respective counsel in connection with the registration or qualification of such Transfer Restricted Securities for offer and sale under the securities or blue sky laws of such jurisdictions of the United States as any such Holders reasonably request in writing not later than the date that is five business days prior to the date upon which this Agreement specifies that the Shelf Registration Statement shall become effective; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general or unlimited service of process or to taxation in any such jurisdiction where it is not then so subject.


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         (g) The Company shall cooperate with the Holders of Transfer Restricted
Securities to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing at least two business days prior to sales of securities pursuant to such Shelf Registration Statement.

         (h) Upon the occurrence of any event contemplated by paragraph
(b)(2)(v) hereof, the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that as thereafter delivered to purchasers of the Transfer Restricted Securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the event of a material business transaction (including, without limitation, pending negotiations relating to such a transaction) which would, in the opinion of counsel to the Company, require disclosure by the Company in the Shelf Registration Statement of material non-public information for which the Company has a bona fide business purpose for not disclosing, then for so long as such circumstances exist, the Company shall not be required to prepare and file a supplement or post-effective amendment hereunder.

         (i) Not later than the effective date of any such Shelf Registration Statement hereunder, the Company shall cause to be provided a CUSIP number for the Notes registered under such Shelf Registration Statement, and provide the applicable trustee with certificates for such Notes in a form eligible for deposit with The Depository Trust Company.

         (j) The Company shall make generally available to its security holders in a regular filing on Form 10-Q or 10-K, an earnings statement satisfying the provisions of Rule 158 (which need not be audited) for the twelve-month period commencing after effectiveness of the Shelf Registration Statement, provided that the Company shall be allowed to fulfill its obligations pursuant to this
Section 4(j) by publicly filing such reports on the Commission's EDGAR database.

         (k) The Company may require each Holder of Transfer Restricted Securities, which are to be sold pursuant to any Shelf Registration Statement, to furnish to the Company within 20 business days after written request for such information has been made by the Company, such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement and such other information as may be necessary or advisable in the reasonable opinion of the Company and its counsel, in connection with such Shelf Registration Statement. No Holder of Transfer Restricted Securities shall be entitled to be named as a selling Holder in the Shelf Registration Statement as of the effective time of such Shelf Registration Statement (or in the first prospectus supplement filed thereafter in the case of an expedited filing that the Company expects to file and obtain effectiveness within 30 days of this Agreement), and no holder of Transfer Restricted Securities shall be entitled to use the prospectus forming a part thereof for offers and resales of Transfer Restricted Securities at any time, unless such Holder has returned a completed and signed notice and questionnaire to the Company by the deadline for response set forth therein. The Company shall not be required to take any action to name such Holder as a selling Holder in


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the Shelf Registration Statement until such Holder has returned a completed and signed notice and questionnaire to the Company. Following its receipt of such notice and questionnaire, the Company will, as promptly as possible, but not prior to the next required amendment or supplement to the Shelf Registration Statement, include the Transfer Restricted Securities covered thereby in the Shelf Registration Statement (if not previously included). No Holder of Transfer Restricted Securities shall be entitled to the benefit of any Special Interest (as set forth in the Notes) under the Indenture and the Notes or be entitled to use the Prospectus unless and until such Holder has furnished the information required by this Section 4(k) and all such information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         (l) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Majority Holders reasonably agree should be included therein in order to effect their distribution of the Notes and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 4(l) that would, in the opinion of counsel for the Company, violate applicable law or to include information the disclosure of which at the time would have an adverse effect on the business or operations of the Company and/or its subsidiaries, as determined in good faith by the Company.

         (m) The Company shall enter into such agreements and take all other reasonably appropriate actions in order to expedite or facilitate the registration or the disposition of the Transfer Restricted Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification and contribution provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Majority Holders), with respect to all parties to be indemnified pursuant to Section 7 from Holders of Notes to the Company.

         (n) The Company shall upon receipt of a reasonable request in writing therefor:

             (i) make reasonably available at reasonable times prior to the effectiveness of the related Shelf Registration Statement for inspection by representatives of the Holders of Transfer Restricted Securities to be registered thereunder and any attorney, accountant or other agent retained by the Holders, at the office where normally kept during normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders' attorneys, accountants or other agents in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that the foregoing inspection and information gathering shall be coordinated by one counsel designated by the Holders and that such persons shall first agree in writing with the Company that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such person, unless such disclosure is made in connection with a court


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         proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

             (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Majority Holders), addressed to each selling Holder covering such matters (in form, scope and substance) as those matters set forth in Section 9(e)(i), (ii), (iii) and (iv) of the Purchase Agreement;

             (iii) obtain "cold comfort" letters (or, in the case of any person that does not satisfy the conditions for receipt of a "cold comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed-upon procedures letter") and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed where reasonably practicable to each selling Holder of Transfer Restricted Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

             (iv) deliver such documents and certificates as may be reasonably requested by the Majority Holders, including those to evidence compliance with Section 4(h).

             The foregoing actions set forth in clauses (ii), (iii) and (iv) of this Section 4(n) shall, if reasonably requested by the Majority Holder, be performed upon the effectiveness of such Shelf Registration Statement and the effectiveness of each post-effective amendment thereto.

             (v) The Company may offer securities of the Company other than the Notes under the Shelf Registration Statement, except where such offer would conflict with the terms of the Purchase Agreement.

         (o) The Company shall provide instructions to the Trustee or Transfer Agent, as applicable, to notify the Company of any requested transfer of Transfer Restricted Securities using the Shelf Registration Statement and to only effect such transfer upon confirmation from the Company or its counsel that the Shelf Registration Statement conforms to the requirements of Section 4(a) above.

SECTION 5. HOLDERS' AGREEMENTS

         Each Holder of Transfer Restricted Securities severally but not jointly, by the acquisition of such Transfer Restricted Securities, agrees:

         (a) To furnish the information required to be furnished pursuant to
Section 4(k) hereof within the time period set forth therein.


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         (b) That upon receipt of a notice of the commencement of a Supplement
Delay Period, it will keep the fact of such notice confidential, forthwith discontinue disposition of its Transfer Restricted Securities pursuant to the Shelf Registration Statement, and will not deliver any Prospectus forming a part thereof until receipt of the amended or supplemented Shelf Registration Statement or Prospectus, as applicable, as contemplated by Section 4(h) hereof, or until receipt of the Advice. If a Supplement Delay Period occurs, the Shelf Registration Period shall be extended by the number of days which the Supplement Delay Period comprises; provided that the Shelf Registration Period shall not be extended if the Company has received an opinion of counsel (which counsel, if different from counsel to the Company referred to in Section 9(e) of the Purchase Agreement, shall be reasonably satisfactory to the Majority Holders of the Transfer Restricted Securities named in the Shelf Registration Period and which opinion shall be in writing if the Majority of the Holders so request) to the effect that the Transfer Restricted Securities can be freely tradeable without the continued effectiveness of the Shelf Registration Statement.

         (c) If so directed by the Company in a notice of the commencement of a Supplement Delay Period, each Holder of Transfer Restricted Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering the Transfer Restricted Securities.

         (d) Sales of such Transfer Restricted Securities pursuant to a Shelf Registration Statement shall only be made in the manner set forth in such currently effective Shelf Registration Statement.

SECTION 6. REGISTRATION EXPENSES

         The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 3 and 4 hereof and will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection with any Shelf Registration Statement. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commission of any underwriters with respect to any Transfer Restricted Securities sold by it.

SECTION 7. INDEMNIFICATION AND CONTRIBUTION

         (a) In connection with Shelf Registration Statement and to the extent permitted by law, the Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities covered thereby (including each Initial Purchaser), the directors, officers, employees, partners, representatives and agents of each such Holder and each person who controls any such Holder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any


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amendment thereof or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein and (ii) the Company will not be liable to any indemnified party under this indemnity agreement with respect to the Shelf Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the Shelf Registration Statement or Prospectus, which untrue statement or omission was corrected in an amended or supplemented Shelf Registration Statement or Prospectus, if the person alleging such loss, claim, damage or liability was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented Shelf Registration Statement or Prospectus if the Company had previously furnished copies thereof to such indemnified party and if delivery of a prospectus is required by the Act and was not so made. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Holder of Transfer Restricted Securities covered by a Shelf Registration Statement (including each Initial Purchaser) severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Shelf Registration Statement and (iv) each person who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have. In no event shall any Holder, its directors, officers or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to assume the defense of


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any such claim and to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party did not employ counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party authorized the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall indemnify and hold harmless the indemnified party from and against all losses, claims, damages and liabilities by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party has received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party has failed to comply with such reimbursement request. Notwithstanding the immediately preceding sentence, if at any time an indemnified party has requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by the immediately preceding sentence effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent that it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case, prior to the date of settlement. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding for which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall to the extent permitted by law have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement that resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, as set forth in
Section 2 of the Purchase Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (in each case, before deducting expenses) as set forth in Section 2 of the Purchase Agreement and (y) the total amount of additional interest that the Company was not required to pay as a result of registering the securities covered by the Shelf Registration Statement that resulted in such Losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth in Section 2 of the Purchase Agreement, and benefits received by any other Holders shall be deemed to be equal to the value of the Transfer Restricted Securities sold by such Holders under the Shelf Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who has signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         (e) The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive the sale by a Holder of Transfer Restricted Securities or Exchange Notes.


SECTION 8. RULE 144A AND RULE 144

         The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (I) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 9. MISCELLANEOUS

         (a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

         (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Notes; provided, however, that with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to depart from the provisions hereof, with respect to a matter, which relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly affect the rights of other Holders, may be given by the Majority Holders, determined on the basis of Notes being sold rather than registered under such Shelf Registration Statement.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

             (i) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 9(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture

             (ii) with a copy in like manner to Donaldson, Lufkin & Jenrette Securities Corporation;

             (iii) if to the Initial Purchasers, initially at the respective addresses set forth in the Purchase Agreement; and

             (iv) if to the Company, initially at its address set forth in the Purchase Agreement.

         All such notices and communications shall be deemed to have been duly given when received.

         Upon the date of filing of a Shelf Registration Statement notice shall be delivered to Donaldson, Lufkin & Jenrette Securities Corporation, on behalf of the Initial Purchasers (in the form attached hereto as Exhibit A) and shall be addressed to: Attention: Louise Guarneri (Compliance Department), 277 Park Avenue, New York, New York 10172.

         The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (d) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Notes. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

         (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

         (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State (without reference to the conflict of law rules thereof).

         (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         (i) Notes Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes is required hereunder, Notes held by the Company or its Affiliates (other than subsequent Holders of Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   ECHOSTAR COMMUNICATIONS CORPORATION



                                   By: /s/ David K. Moskowitz
                                       -----------------------------------------
                                       Name:  David K. Moskowitz, Esq.
                                       Title: Senior Vice President and General
                                              Counsel


                                   DONALDSON, LUFKIN & JENRETTE
                                      SECURITIES CORPORATION



                                   By: /s/ J. Tracy Mehr
                                       -----------------------------------------
                                       Name:  J. Tracy Mehr
                                       Title: Vice President

                                    EXHIBIT A

                               NOTICE OF FILING OF
                          SHELF REGISTRATION STATEMENT



To:      Donaldson, Lufkin & Jenrette Securities Corporation
         277 Park Avenue
         New York, New York  10172
         Attention:  Louise Guarneri (Compliance Department)
         Fax: (212) 892-7272

From:    EchoStar Communications Corporation
         4 7/8% Convertible Subordinated Notes due 2007


         Date:                        , 199
               ----------------------      --

         For your information only (NO ACTION REQUIRED):

         Today, ______, ____, we filed a Shelf Registration Statement with the Securities and Exchange Commission.